CHINA YOUTV CORP.



FORM S-8/A
(Securities Registration : Employee Benefit Plan)




File 06/12/2009




	Telephone			(8610) 5921-2300
	CIK				0001329136
	Symbol				CYTV
	SIC Code			1000  Metal Mining
	Industry			Gold & Silver
	Sector				Basic Materials
	Fiscal Year			06/30















SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form S-8/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



China YouTV Corp.
(Exact name of Registrant as specified in its charter)



     Nevada            					 N/A

State or other jurisdiction of incorporation or     IRS Employer No.
organization)Identification

8th floor, MeiLinDaSha, Ji 2, GongTi Road, East,
Beijing, China 100027


(Address of Principal Executive Offices, including ZIP Code)

2009 Non-Qualified Stock and Stock Option Plan
(Full title of the plan)

John Sadowski, Chief Executive Officer
China YouTV Corp.
8th floor, MeiLinDaSha, Ji 2, GongTi Road, East,
Beijing, China 100027
 (Name and address of agent for service)

(8610) 5921-2300
 (Telephone number, including area code, of agent for service)

Aaron D. McGeary
The McGeary Law Firm, P.C.
405 Airport Fwy., Suite 5
Bedford, TX 76021
------------------------------
(Communications To)
CALCULATION OF REGISTRATION FEE


Title of Securities	Amount of Shares		Proposed Max Offering
To be registered	to be registered		Price per share

$.00001 par value	15,000,000			$0.0155 (1)
common stock


Proposed Max. Aggregate		Amount of
Offering Price			Registration Fee

$232,500			$12.97




(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board on May 1, 2009.




PROSPECTUS

China YouTV Corp.

15,000,000 Shares of Common Stock

       This prospectus relates to the offer and sale by China YouTV Corp., a Nevada corporation ("CYTV"), of shares of its $.00001 par value per share common stock to employees, directors, officers, consultants, advisors and other persons associated with CYTV pursuant to the 2009 Non-Qualified Stock and Stock Option Plan (the "Stock Plan"). Pursuant to the Stock Plan, CYTV is registering hereunder and then issuing, upon receipt of adequate consideration therefore, 15,000,000 shares of common stock.

       The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of CYTV within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. An affiliate is summarily, any director, executive officer or controlling shareholder of CYTV or any one of its subsidiaries. An "affiliate" of CYTV is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The common stock is traded on the OTC Bulletin Board under the symbol "CYTV."

These Securities Have Not Been Approved Or Disapproved By The
Securities And Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

The date of this prospectus is May 1, 2009




       This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contract or other documents filed as an exhibit to either the registration statement or other filings by CYTV with the Commission are qualified in their entirety by reference thereto.

       A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: China YouTV Corp.,
8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 100027. CYTV's telephone number is 86-10-5921-2300.

	CYTV is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements and other information filed by CYTV under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100
F Street, N.E., Washington D.C. 20549. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission

       No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by CYTV This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

       Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of CYTV since the date hereof.



TABLE OF CONTENTS

Information Required in the Section 10(a)
Prospectus
5


Item 1. The Plan Information
5-7


Item 2. Registrant Information and Employee Plan
Annual Information
8


Information Required in the Registration
Statement
8


Item 3. Incorporation of Documents by
Reference
8


Item 4. Description of Securities
8


Item 5. Interests of Named Experts and Counsel
8


Item 6. Indemnification of Directors and
Officers
8-9


Item 7. Exemption from Registration Claimed
9


Item 8. Exhibits
9


Item 9. Undertakings
10-11


Signatures
12









PART 1

INFORMATION REQUIRED IN THE SECTION 10(a)


PROSPECTUS

Item 1. The Plan Information.


(a)  General Plan Information

China YouTV Corp. 2009 Stock Incentive Plan as per the 8-K filings on May 11, 2008.

China YouTV Corp. has its principal executive offices at.8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 100027. CYTV's telephone number is 86-10-5921-2300.

CYTV will issue common stock and common stock upon exercise of options to employees, directors, officers, consultants, advisors and other persons associated with CYTV pursuant to the Stock Plan, which has been approved by the Board of Directors of CYTV. The Stock Plan is intended to provide a method whereby CYTV may be stimulated by the personal involvement of its employees, directors, officers, consultants, advisors and other persons in CYTV's business and future prosperity, thereby advancing the interests of CYTV and all of its shareholders.
A copy of the Stock Plan has been filed as an exhibit to this registration statement.

(b)  Securities to be Offered

The Board has authorized the issuance of 15,000,000 shares of the common stock to certain of the above-mentioned persons upon effectiveness of this registration statement.

(c)  Employees Who May Participate in the Plan

Senior management team, general partner, consultant and advisor of the Company and its subsidiaries if any.


(d)  Purchase of Securities Pursuant to the Plan and Payment for
Securities Offered

Purchase of securities pursuant to the plan and payment for securities offered in accordance to as per Exhibit 10.1 of 8K filed on May 11, 2009.
(e)  Resale Restrictions

In the event that an affiliate of CYTV acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to CYTV Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. CYTV has agreed that for the purpose of any "profit" computation under Section 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

(f)  Tax Effects of Plan Participation

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. A recipient, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipient will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. Each recipient is urged to consult his tax advisors on this matter.

The amount of income recognized by a recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by CYTV for federal income tax purposes in the taxable year of CYTV during which the recipient recognizes income

(g)  Investment of Funds

Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes and for mineral resource exploration projects.








Item 2. Registrant Information and Employee Plan Annual Information

A copy of any document or part thereof incorporated by reference in this registration statement but not delivered with this prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: China YouTV Corp., 8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 100027, where its telephone number is 86-10-5921-2300
        .



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.


       The following documents filed with the Securities and Exchange Commission (the "Commission") by China YouTV Corp., a Nevada corporation (the "Company"), are incorporated herein by reference:



a.
The Company's latest Annual Report on Form 10-KSB for the year ended June 30, 2008, filed with the Securities and Exchange
Commission;



b.
The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") since the fiscal year ended June 30, 2008;
and


c.
All other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.




Item 4. Description of Securities.

15,000,000 Shares of Common Stock with $0.00001 par value per share will be offered under CYTV 2009 Stock Incentive Plan.

Item 5. Interests of Named Experts and Counsel.

       The audited balance sheet of CYTV as of June 30, 2008 and the related statements of operations, stockholders' equity and cash flows for the year then ended are incorporated by reference in this prospectus and have been audited by Michael T. Studer CPA P.C., an independent registered public accounting firm. The incorporation by reference herein of such financial statements is in reliance upon the authority of said firm as experts in auditing and accounting.


       The McGeary Law Firm, P.C. has rendered an opinion on the validity of the securities being registered. Neither Mr.Aaron D. McGeary nor The McGeary Law Firm, P.C. are affiliate of CYTV.



Item 6. Indemnification of Directors and Officers.

    Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person. A true and correct copy of Section 78.7502 of Nevada Revised Statutes that addresses indemnification of directors, officers, employees and agents is attached as Exhibit 99.1.

       Article IX of the CYTV's By-Laws provides, among other things, that a Director, Trustee, Officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is entitled to be indemnified (other than an action by or in the right of the Corporation) from and against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.


   The effect of these provisions may be to eliminate the rights of CYTV and its stockholders (other than through stockholder derivative suits on behalf of CYTV) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.


       Not applicable.


Item 8. Exhibits.



(a)
The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by reference:

Exhibit No.  Title

5.1    Legal opinion of The McGeary Law Firm, P.C.

10.1  2009 Non-Qualified Stock Compensation Plan

23.1  Consent of Aaron D. McGeary

23.2  Consent of Michael T. Studer CPA P.C

99.1 Section 78.7502 of the Nevada Revised Statutes addressing indemnification




Item 9. Undertakings. The undersigned registrant hereby undertakes:



(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:



(i)
include any prospectus required by Section 10(a)(3) of the Securities Act;



(ii)
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;



(iii)
include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.


Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.


(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


       The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.












SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Beijing of the People's Republic of China, on May 21, 2009.





China YouTV Corp.






Date: May 21, 2009
By:
/s/  John Sadowski


John Sadowski

Title: Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      Signatures			Title			Date

/s/  John Sadowski	President, Chief Executive Officer	May 21, 2009
John Sadowski		and Director

/s/  Michael Lee	Secretary, Chief Financial Officer	May 21, 2009
Michael Lee		and Director


EXHIBIT 5.1  LEGAL OPINION OF AARON D. MCGEARY

The McGeary Law Firm, P.C.
405 Airport Fwy., Suite 5
Bedford, TX 76021
(817)-282-5885

May 19, 2009


Board of Directors
China YouTV Corp.
8th floor, MeiLinDaSha, Ji 2, GongTi Road, East,
Beijing, China 100027

Re:  Form S-8 Registration Statement; Opinion of
Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with China YouTV Corp.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 15,000,000 shares of the Company's common stock, $.00001 par value (the "Shares"), pursuant to the 2009 Non-Qualified
Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable. The opinion expressed herein is limited to matters involving the federal laws of the United States and to the corporate laws of the State of Nevada, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. The opinion expressed herein is specifically limited to the status of shares issued in the event the registration statement is deemed effective and the Company has fully complied with the requirements under Form S-8.
The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

                            Very truly yours,

			    /s/ Aaron D. McGeary

				Aaron D. McGeary



EXHIBIT 10.1   2009 Non-Qualified Stock Compensation Plan


2009 Non-Qualified Stock Compensation Plan

1.	Purpose of Plan

1.1	This 2009 Non-Qualified Stock Compensation Plan (the
"Plan") of China YouTV Corp., a Nevada corporation (the "Company") for employees, directors, officers, consultants, advisors and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.	Definitions

2.1	For Plan purposes, except where the context might
clearly indicate otherwise, the following terms shall have the meanings set forth below:

	"Board" shall mean the Board of Directors of the Company.

	"Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

	"Common Shares" shall mean the Company's Common Shares,
$.00001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

	"Company" shall mean China YouTV Corp., a Nevada
Corporation, and any parent or subsidiary corporation of CYTV, as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

	"Fair Market Value" shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

	"Optionee" shall mean an employee of the company who has been granted one or more Stock Options under the Plan.

	"Common Stock" shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

    "Common Stockholder" means the employee of, consultant to, or director of the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

	"Common Stock Agreement" means an agreement executed by a Common Stockholder and the Company as contemplated by
Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

	"Stock Option" or "Non-Qualified Stock Option" or
"NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

	"Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

3.	Administration of the Plan

3.1	The Committee shall administer the Plan and
accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2	The determination of those eligible to receive Stock
Options and Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreements and Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.3	The Committee may cancel any Stock Options awarded
under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 11 of the Plan.

3.4	The Board, or the Committee, may correct any defect,
supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

3.5	Any decision made, or action taken, by the Committee
or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.6	The Committee shall, in its discretion, have the power
to issue Common Shares to holders of non-qualified incentive stock option agreements which are outstanding as of the date hereof , pursuant to the terms of those option agreements.


3.7	Meetings of the Committee shall be held at such times
and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.8	No member of the Committee shall be liable for any
act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

3.9	The Company, through its management, shall supply
full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4.	Shares Subject to the Plan

4.1	The total number of shares of the Company available
for grants of Stock Options and Common Stock under the Plan shall be 15,000,000 Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

4.2	If a Stock Option or portion thereof shall expire or
terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

5.	Award of Common Stock

5.1	The Board or Committee from time to time, in its
absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select, and (b) permit Holders of Options to exercise such Options prior to full vesting therein and hold the Common Shares issued upon exercise of the Option as Common Stock. In either such event, the owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.

5.2	Common Stock shall be issued only pursuant to
a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock
Agreement.

5.3	Upon delivery of the shares of Common Stock to
the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

 5.4.	Notwithstanding anything in this Plan or any
Common Stock Agreement to the contrary, no Common
Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

 5.5	All shares of Common Stock issued under this Plan
(including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common
Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions.
Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

5.6	Each Common Stock Agreement shall provide that
the Company shall have the right to repurchase from the Common Stockholder the unvested Common Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

 5.7	In the discretion of the Board or Committee, the
Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

 5.8	The Board or Committee shall cause a legend or
legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6.	Stock Option Terms and Conditions

6.1	Consistent with the Plan's purpose, Stock Options may
be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

6.2	All Stock Options granted under the Plan shall be
evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6.

6.3	All Stock Options granted hereunder must be granted
within ten years from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

6.4	No Stock Option granted to any employee or 10%
Shareholder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten year period or during any lesser period of time.

	The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO. However, no NQSO, or any portion thereof, may be exercisable until thirty (30) days following date of grant ("30-Day Holding Period.").

6.5	A Stock Option, or portion thereof, shall be exercised
by delivery of (i) a written notice of exercise of the Company specifying the number of common shares to be purchased, and (ii) payment of the full price of such Common
Shares, as fully set forth in paragraph 6 of this Section
6.

	No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

6.6	The exercise price of a Stock Option, or portion
thereof, may be paid:

	A.	In United States dollars, in cash or by
cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or

	B.	At the discretion of the Committee, through
the delivery of fully paid and nonassessable Common Shares, with an aggregate Fair Market Value on the date the NQSO is exercised equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

	C.	By a combination of both A and B above.

       D.	A Stock Option, or a portion thereof, may also
be exercised by means of a
"cashless exercise" in which Optionee shall be entitled to receive a certificate for the number of Common Shares equal to the quotient obtained by dividing [(A-B) (X)] by
(A), where:

(A) =	the closing price on the trading day
preceding the date of such election;
(B) =	the exercise price of a Stock Option, as
adjusted; and
(X) =	the number of Common Shares issuable upon
exercise of a Stock Option in accordance with the terms of the Stock Option.
	The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

6.7	With the Optionee's consent, the Committee may cancel
any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

6.8	Except by will or the laws of descent and distribution,
no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.

6.9	If the Optionee shall die while associated with the
Company or within three months after termination of such association, the personal representative or administrator of the Optionee's estate or the person(s) to whom an NQSO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the NQSO for one year after the date of the Optionee's death, to the extent (i) such NQSO was exercisable on the date of such termination of employment by death, and (ii) such NQSO was not exercised, and (iii) the exercise period may not be extended beyond the expiration of the term of the Option.

	No transfer of a Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferee of the terms and conditions by such Stock Option.

	In the event of death following termination of the Optionee's association with the Company while any portion of an NQSO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Stock Option.

6.10	Any Optionee who disposes of Common Shares
acquired on the exercise of a NQSO by sale or exchange either
(i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be Common by applicable provisions of the Securities Act of 1933, as amended.

7.	Adjustments or Changes in Capitalization

7.1	In the event that the outstanding Common Shares of
the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

	A.	Prompt, proportionate, equitable, lawful and
adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

	B.	Rights under unexercised Stock Options or
portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or

	C.	Upon any dissolution or liquidation of the
Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2	The foregoing adjustments and the manner of
application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8.	Merger, Consolidation or Tender Offer

8.1	If the Company shall be a party to a binding agreement
to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

8.2	In the event that:

	A.	Any person other than the Company shall
acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

	B.	A change in the "control" of the Company
occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

	C.	There shall be a sale of all or substantially
all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer
("Insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate
Fair Market Value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

8.3	Any payment which the Company is required to make
pursuant to paragraph 8.2 of this Section 8 shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

8.4	Notwithstanding paragraphs 8.1 and 8.3 of this
Section 8, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

9.	Amendment and Termination of Plan

9.1	The Board may at any time, and from time to time,
suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

9.2	No amendment, suspension or termination of this Plan
shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

9.3	The Board may amend the Plan, subject to the
limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

9.4	No NQSO may be granted during any suspension of the
Plan or after termination of the Plan.

10.	Government and Other Regulations

10.1	The obligation of the Company to issue, transfer
and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

11.	Miscellaneous Provisions

11.1	No person shall have any claim or right to be
granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

11.2	Any expenses of administering this Plan shall be
borne by the Company.

11.3	The payment received from Optionee from the
exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

11.4	The place of administration of the Plan shall be
in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

11.5	Without amending the Plan, grants may be made to
persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

11.6	In addition to such other rights of
indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

11.7	Stock Options may be granted under this Plan from
time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

11.8	Notwithstanding anything to the contrary in the
Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

12.	Written Agreement

12.1	Each Stock Option granted hereunder shall be
embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the Chairman of the Company, for and in the name and on behalf of the Company.
Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.






Number of Shares: 	       	   Date of Grant:

            FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

	AGREEMENT made this        day of 	 20___,
between		 (the "Optionee"), and China YouTV Corp. (the
"Company").

	1.	Grant of Option

	The Company, pursuant to the provisions of the 2009 Non-Qualified Stock Compensation Plan (the "Plan"), adopted by the Board of Directors on April 8, 2009, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the
Company all or any part of an aggregate of 	 shares of its
$.00001 par value common stock, as such common stock is now
constituted, at the purchase price of $	__ per share.  The
provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

	2.	Exercise

	The Option evidenced hereby shall be exercisable in whole
or in part on or after _________ and on or before  ______	,
provided that the cumulative number of shares of common stock as to which this Option may be exercised (except in the event of death, retirement, or permanent and total disability, as provided in paragraph 6.9 of the Plan) shall not exceed the following amounts:

	Cumulative Number                 Prior to Date
	    of Shares    	           (Not Inclusive of)





The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully paid and nonassessable common stock of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable common stock is submitted as whole or partial payment for shares to be purchased hereunder, such common stock will be valued at their Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.



	3.	Transferability

		The Option evidenced hereby is not assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in paragraph 6.9 of the Plan. The Option shall be exercisable only by the Optionee during his lifetime.

            China YouTV Corp.


By_________________________
Name:

ATTEST:					 Title:




Secretary

 Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee (except as otherwise provided in paragraph 6 of the Plan) all of the Optionee's rights hereunder shall thereupon terminate;
and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to Optionee before the date of grant of this Option.

Dated:


Optionee: ______________


Print Name: ____________

Address: _______________

______________________

Social Security No.:_______________


ATTACHMENT B

NOTICE OF EXERCISE



To:	China YouTV Corp.



            (1)	The undersigned hereby elects to purchase
________ shares of Common Shares (the "Common Shares"), of China YouTV Corp. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
            (2)	Please issue a certificate or certificates
representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

			_______________________________
			(Name)

			_______________________________
			(Address)

			_______________________________




Dated:


______________________________
Signature



Optionee:              		Date of Grant:












	SCHEDULE I



DATE

SHARES PURCHASED
PAYMENT
RECEIVED

UNEXERCISED
SHARES
REMAINING

ISSUING
OFFICER
INITIALS





































































EXHIBIT 23.1	  CONSENT OF AARON D. MCGEARY

The McGeary Law Firm, P.C.
405 Airport Fwy., Suite 5
Bedford, TX 76021
(817)-282-5885

May 19, 2009


Board of Directors
China YouTV Corp.
8th floor, MeiLinDaSha, Ji 2, GongTi Road, East,
Beijing, China 100027

 Re:  Form S-8 Registration Statement; Opinion of
Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration
Statement.

              Very truly yours,


      		 /s/ Aaron D. McGeary
		Aaron D. McGeary















EXHIBIT 23.2    CONSENT OF MICHAEL T. STUDER CPA P.C.

June 4, 2009

Board of Directors
China YouTV Corp.
8th floor, MeiLinDaSha, Ji 2, GongTi Road, East,
Beijing, China 100027

Gentlemen:

We have issued our report dated September 26, 2008 accompanying the balance sheet of China YouTV Corp. as of June 30, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended, which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and the reference of our firm under the heading "Interests of Named Experts and Counsel".

Sincerely,

/s/ Michael T. Studer
Michael T. Studer CPA P.C.
Freeport, New York, USA



EXHIBIT 99.1 - Nevada Revised Statutes Section 7502

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF
OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL
PROVISIONS.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     (Added to NRS by 1997, 694; A 2001, 3175)









10